UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 21, 2013

China Marine Food Group Limited
(Exact name of registrant as specified in its charter)

Nevada	333-40790	87-0640467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Da Bao Industrial Zone, Shishi City, Fujian, China	362700
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  86-595-8898-7588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On October 21, 2013, the Board of Directors of China Marine Food Group Limited (the “Company”) concluded that voluntarily delisting the Company’s common stock from the NYSE MKT and voluntarily deregistering from the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), are in the best interests of the Company.

Accordingly, the Company delivered a written notice on October 22, 2013 to NYSE MKT that it intends to delist its common stock.  As stated in the notice, the Company expects to file a Form 25 with the Securities and Exchange Commission (the “SEC”) on or about November 1, 2013 to voluntarily delist its common stock from the NYSE MKT and to deregister the Company's common stock from Section 12(b) of the Exchange Act. The Company also intends to file a Form 15 on or about November 11, 2013 with the SEC to suspend the Company’s reporting obligations under Section 15(d) of the Exchange Act. Immediately upon the filing of Form 15, the Company will no longer be obligated to file certain Exchange Act reports with the SEC.

A copy of the press release, dated October 22, 2013, issued by the Company to announce the delisting and deregistering of the Company’s common stock, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release of China Marine Food Group Limited dated October 22, 2013

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2013

China Marine Food Group Limited
	By:	/s/ Pengfei Liu
Pengfei Liu, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of China Marine Food Group Limited dated October 22, 2013